UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2008

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Issuance of Redemption Notices for 11% Senior Secured Notes due 2011 and Senior Secured Floating Rate Notes due 2011

On February 1, 2008, The Goodyear Tire & Rubber Company (the "Company") issued redemption notices to the holders of its outstanding 11% Senior Secured Notes due 2011 (the "Fixed Rate Notes") and its outstanding Senior Secured Floating Rate Notes due 2011 (the "Floating Rate Notes"). As provided in the notice to the holders of the Fixed Rate Notes, the Company will redeem all of the outstanding aggregate principal amount ($450,000,000) of the Fixed Rate Notes at a redemption price of 105.50%, plus accrued and unpaid interest to the redemption date, which is March 3, 2008. As provided in the notice to the holders of the Floating Rate Notes, the Company will redeem all of the outstanding aggregate principal amount ($200,000,000) of the Floating Rate Notes at a redemption price of 104.00%, plus accrued and unpaid interest to the redemption date, which is also March 3, 2008.

The Fixed Rate Notes and the Floating Rate Notes were issued pursuant to the Indenture, dated as of March 12, 2004, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

February 1, 2008	By:	W. Mark Schmitz

Name: W. Mark Schmitz
Title: Executive Vice President and Chief Financial Officer